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                                                                Exhibit 10.(vii)


[LETTERHEAD]                    NEVADA   MANHATTAN   MINING,  INC.
                                ----------------------------------
                                Mining # Development # Exploration

August 10, 1995

Anthony C. Selig
Dixie Exploration Corporation
3430 Westwind Road
Las Vegas, Nevada 89102

Re: Agreement, Manhattan Property

Dear Tony:

This Agreement will confirm our understanding with respect to the "Property" more particularly described as the patented and unpatented mining claims attached as exhibit A, with any and all rights title and related (mineral, other) interests located in the Manhattan Mining District, Nye County, Nevada, (Township 8N, Range 44E, Sections 20, 21, 22, 27, 28, 29).

The parties to this Agreement are Anthony C. Selig, Dixie Exploration Corporation (hereinafter "Selig") and Nevada Manhattan Mining, Inc. (hereinafter "Nevada"). The parties agree to the following general terms and conditions as they may, or may not relate to prior agreements between the parties including the agreement dated April 4, 1987 between Selig and Nevada, the agreement dated August 22, 1989 between Selig, Nevada and Argus Resources (hereinafter "Argus"), and the agreement dated April 16, 1993 between Nevada (24.5% interest), Argus (24.5% interest) and Marlowe Harvey (hereinafter "Harvey", 51% interest and project operator).

Whereas, Selig entered into a Purchase Agreement with Harvey dated March 22, 1993 for the "Property", the terms of which are subject to non-disclosure language and cannot be divulged.

Whereas Harvey allowed Nevada and Argus to participate per the terms and conditions of the April 16, 1993 Agreement which also designated Harvey as the Operator of the Property. Selig was aware of this agreement.

Whereas, Nevada has defaulted Harvey under Nevada Law as it relates to the April 16, 1993 Agreement.

Whereas, Selig has provided Harvey notice of default and subsequent termination (August 7, 1995) pursuant to the terms and conditions of the Purchase Agreement, dated March 22, 1993 between Selig and Harvey.


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Mr. Harvey failed to respond, in any fashion, to the above referenced default notices and has been terminated. Said actions also jeopardized the interests of Nevada and Argus which may carry damages not related to this Agreement. With these facts confirmed, Selig and Nevada desire to enter into this Agreement under the same general terms and conditions as the previous Agreements between the parties.

Therefore:

Selig hereby agrees to sell to Nevada any and all rights title and interest in the "Property" (patented and unpatented claims, exhibit A) for the remaining balance on the "Note And Deed Of Trust" in favor of Selig with an approximate remaining balance of $232,000 plus accrued interest for the patented claims and an additional $75,000 for the unpatented claims with the terms to be negotiated in good faith.

Selig hereby agrees to allow Nevada to pay any and all applicable BLM fees on the unpatented claims due and payable during 1995 by August 17, 1995 in order to maintain the "good standing" of the unpatented claims and the Property.

Nevada hereby agrees to pay the approximate sum of $232,000 plus accrued interest to Selig remaining on the Note And Deed Of Trust in favor of Selig bearing an interest of 10% per annum. Payments of $100,000 per year will made to Selig on the Note And Deed Of Trust commencing January 1996 in accordance with the previous agreements.

Nevada agrees to allow Argus to participate under the same general terms and conditions as their participation under the April 16, 1993 Agreement if they so elect. Argus will have sixty days to notify Nevada of their election to participate from the date of this Agreement.

This constitutes the entire agreement between the parties and it is understood that if necessary, the parties will prepare and execute a more detailed agreement with similar provisions as the previous agreements between the parties.

Sincerely,

/s/ JEFFREY KRAMER

Jeffrey Kramer
Sr. Vice President

Agreed:

/s/ ANTHONY C. SELIG
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Anthony C. Selig               Date
Dixie Exploration Corporation

/s/ ANTHONY C. SELIG           Pres.



                                OFFICIAL RECORDS
                                  NYE CO. NEV.
                              RECORD REQUESTED BY
                            Nevada Manhattan Mining
                                '95 DEC 28 P2:26
                                    0 386630
                                  NAOMA LYDON
                                    RECORDER
                                FEE 8.00  DEP tp
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